IRELAND INC

Columbus Project

November 2008

Confidential

For complete information on Ireland Inc, its projects and risk factors, please review Ireland Inc.'s SEC filings at http://www.sec.gov.

Forward Looking Statements

This Presentation may contain, in addition to historical information, forward-looking statements. Statements in this Presentation that are forward-looking statements are subject to various risks and uncertainties concerning the specific factors disclosed under the heading "Risk Factors” and elsewhere in the Company's periodic filings with the U.S. Securities and Exchange Commission. When used in this Presentation, the words such as "could," "plan", "estimate", "expect", "intend", "may", "potential“, "should", and similar expressions, are forward-looking statements. The risk factors that could cause actual results to differ from these forward-looking statements include, but are not restricted to the Company‘s limited operating history, uncertainties about the availability of additional financing, geological or mechanical difficulties affecting the Company's planned geological work programs, uncertainty of estimates of mineralized material, operational risk, environmental risk, financial risk, currency risk, and other statements that are not historical facts as disclosed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K filing with the SEC and elsewhere in the Company's periodic filings with securities regulators in the United States. Copies of the Company's periodic reports are available on the SEC's website at http://www.sec.gov.

Overview

Columbus Project Mill-site Facility	Gold, Silver and Calcium Carbonate Project At surface of a dry lake bed Mine Site Production permit has been granted Short Production Horizon

Location

The Columbus Project is located ~ halfway between Las Vegas and Reno, ~52 miles west of Tonopah, Nevada, USA.

The Project is specifically located over the Columbus Salt Marsh in Esmeralda County, Nevada.

Regional History

Columbus Project is in a mineralized area :

  Candelaria Mine (Silver)*
    Original Claims in 1860’s
    151 M oz of Silver identified
    68 M oz of Silver mined
    ~ 5 miles from Columbus Project
  Clayton Valley (Lithium)
    Lithium salts in Aquifer
    Production since 1950’s
    Aquifer type similar to Columbus

  * - data from published reports

Project Assets

The Columbus Project consists of :

-  ~ 19,300 acres of mineral claims on federal land administered by the BLM, with an option for an additional ~23,000 acres.

-  380 acres permitted for production of  Calcium Carbonate (CaCO3) and precious mineral extraction (the Permitted Area)

- 270 acre mine site
- 60 acre mill sites
- 50 acres of road access
- 15,000 sq ft mill building

-  80 acres of private land

-  Water usage rights of aquifers in basin

Technical Program Goals

Determine Project Resources

  Drilling and Sampling program to determine precious metals grade in project area

Determine Project Feasibility

  Operation of Pilot Plant to determine precious metal recovery rates, costs of recovery and capital costs

Technical Team

Retained independent engineering firms:

Permitting

  Lumos & Associates – based in Reno, NV

Project Resources

  McEwen Geological – Drill program
  Arrakis Inc. – Drill sample analysis
  AuRic Labs – Drill sample analysis

Project Feasibility

  Arrakis Inc. – Pilot Plant Operations

All reported work to date has been completed and performed under Chain of Custody (COC)

Project Resources

Gold (Au) Anomaly Identified

-  Over 60 surface samples and 5 large bulk samples taken over an ~ 27,000-acre area at depths of 3’ to 20’ analyzed by Arrakis Inc.

-  Results of sediment analysis identified an ~5,000-acre area with samples of Au values of > 0.075 oz/t in the NW section of the basin (the Gold Anomaly)

-  Gold values from surface samples are in-situ grades; tonnages have yet to be proven

-  Gold is fine and entombed in clays. The challenge of the project will be to separate the Gold from these clays

Drill Program Results

Drill Program Details

- 18 holes drilled to a maximum depth of 100 ft* in 380-acre Production Permitted Area
-  2 ft composite samples taken every 10 ft

Gold Results

- 154 Sample Av. = 0.074 opt Au
- 18 Drill Hole Av. = 0.070 opt Au

* Holes were drilled to 100 ft or shallower due to bed rock or drilling conditions

Geology

Aeromagnetic Survey

- High resolution aeromagnetic survey completed October 2007

- Mag Highs = Volcanics surrounding basin

- Mag Lows = Young Sediments in basin and older sediments around basin

- A large NW-SE fault structure enters basin from the NW and could be main aquifer feed to basin

- Basin could be collapsed caldera or rift basin

Potential of Mineralized Area

Parameter	Area	Depth	Tons of Minable Material
Permitted Area	320 Acres	25 ft	8.8 M

  Currently permitted to mine up to 790,000 tpy in a 320-acre area to a depth of 40 ft. (estimated mine life of over 17 years)

  SRK Consulting, an independent engineering firm based in Reno estimated that the mineable tonnage in the 320-acre permitted mine area, to a depth of 25 feet, approximates 8.8 million tons

  The Drilling Program completed within the permitted area indicates that the minable material extends below the currently permitted depth of 25 feet.

  Permitted Area lies on northern edge of the identified Gold Anomaly

  If the geology is consistent from the permitted area to the Gold Anomaly, the ~5,000- acres would contain a potential minable tonnage of >150 million tons in the top 25 feet.

Project Feasibility

Prefeasibility Process Flow Diagram - Currently operating processing 15 to 30 tons of material per day - Purpose: Determine initial gold recovery, operating costs and capital costs

Project Photos

Columbus Dredge

Module 1 : Hydro-Cyclone

EXIT

Module 2 : Spiral Split

Module 2 : Deister Table

Recent Milestones

January - October 2008

- Completed Acquisition of Columbus Project

- Announced results of 18-hole drill program

- Received permits for 39-hole drill program to test the mineralization within the ~5,000 acre gold anomaly

- Completed upgrades to 15,000 ft2 processing building

- Commenced operations of pilot plant for Pre-feasibility Testing

- Received amended production permits to 790,000 tpy and to a depth of 40 feet

Next Steps

Project Development – 2008

- Complete initial resource study to further define three-dimensional extent of potential resources

- Determine initial precious metal recovery rates, operating and full production capital costs through operation of the Pilot Production Plant

Columbus Project Budget

October To December 31st 2008

Drilling and Analysis	$250,500
Plant and Feasibility	$602,750
Permits	$4,500
$857,750
Contingency (10%)	$85,775
Estimated Costs	$943,525

Cash Position as at Sept 30, 2008 : $ 4,049,737
Budget Cash Position as at Dec 31 : $ 2,250,000

Monthly Run Rate : ~ $ 320,000

Summary

The Columbus Project represents a solid exploration and production opportunity:

- Full permit for the extraction of Gold and Silver and the production of Calcium Carbonate

- “Big Box Store” of mining operations: high volume and low cost

- Near term production horizon

Ireland Inc

Corporate Office:

2441 West Horizon Ridge Parkway, Suite 100
Henderson, NV, 89044
(702) 932-0353
info@irelandminerals.com
http://www.irelandminerals.com

Investor Relations Contact:

R. Jerry Falkner, CFA
RJ Falkner & Company, Inc.
125 Piper Lane
Spicewood, TX, 78669
Tel: 800-377-9893